MARQETA REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 32%
and Gross Profit growth of 17% in the second quarter of 2026.
OAKLAND, Calif. – August 4, 2026 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the second quarter ended June 30, 2026.

The Company reported Total Processing Volume (TPV) of $120 billion, representing a year-over-year increase of 32%. Marqeta reported Net Revenue of $176 million and Gross Profit of $122 million, both growing 17% year-over-year. GAAP Net Income for the quarter was $8 million and Adjusted EBITDA was $37 million. Adjusted EBITDA growth was 31% year-over-year.
“Our second quarter results reinforce the momentum behind our business and the increasing value our modern card issuing platform delivers for innovators worldwide,” said Mike Milotich, CEO of Marqeta. “Strong Gross Profit growth, our second consecutive quarter of GAAP profitability, and the quality programs we’re onboarding all reflect how the breadth, flexibility, and scale of our platform enable customers to expand and thrive.”
Marqeta has been at the forefront of modern issuer processing for over a decade, enabling growth and innovation for customers across diverse use cases and geographies. Marqeta highlighted several recent updates that demonstrate its current business momentum, including:
Multi-national Card Issuing
•Building on their long-term relationship in the U.S., Expensify leveraged Marqeta’s comprehensive platform and multinational card issuing capabilities to deliver its corporate card offering to businesses across Europe. Expensify’s European customers can now access the same spend management capabilities that have driven the rapid growth of its card offering in the U.S., enabling them to scale into new markets through a single integration.
Broadening Product Suite
•Marqeta has partnered with zerohash and BVNK to enable stablecoin spending across global card networks. Through these partnerships, Marqeta will offer customers a comprehensive solution for launching multinational and stablecoin-backed card solutions that link directly to existing card rails, making it possible to use stablecoins for purchases anywhere a card is accepted without additional integrations or regulatory burdens. These collaborations further support Marqeta's leadership at the intersection of crypto and fiat payments, strengthening its ability to deliver flexible solutions to both crypto-native and non-crypto companies.
•Marqeta is enhancing its Real-Time Decisioning (RTD) offering by partnering with leading acquirers and fraud-prevention providers including Adyen, Riskified, and Signifyd to incorporate richer merchant transaction data into its ML Risk Score and fraud detection process. RTD is Marqeta's risk decisioning product that evaluates card authorization transactions in real time. This additional data, which can include device, location, order, and account information, helps customers reduce fraudulent transactions and increase authorization rates.
Share Repurchase Authorization
•On August 3, 2026, the Company’s Board of Directors unanimously authorized a repurchase program of up to $150 million of the Company’s Class A common stock. Under the repurchase program, the Company is authorized to repurchase shares through open market purchases, in privately negotiated transactions or by other means, in accordance with applicable federal securities laws, including through trading plans under Rule 10b5-1 of the Exchange Act. The share repurchase program has no set expiration date. The number of shares repurchased and the timing of purchases will be based on general business and market conditions, and other factors, including stockholder voting power considerations.

Operating Highlights

In thousands, except percentages and per share data, unless otherwise noted. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2026	2025		2026	2025
Financial metrics:
Net Revenue	$175,995	$150,392	17%	$341,793	$289,465	18%
Gross Profit	$121,873	$104,061	17%	$239,465	$202,740	18%
Gross Margin	69%	69%	—%	70%	70%	—%
Total Operating Expenses	$118,237	$113,289	4%	$233,735	$230,506	1%
Net Income (Loss)	$7,567	$(647)	nm	$15,401	($8,907)	nm
Net Income (Loss) Margin	4%	—%	4 ppts	5%	(3%)	8 ppts
Net Income (Loss) Per Share - Basic	$0.07	$(0.01)	nm	$0.14	($0.07)	nm
Net Income (Loss) Per Share - Diluted	$0.07	$(0.01)	nm	$0.14	($0.07)	nm
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$120,423	$91,386	32%	$232,783	$175,857	32%
Adjusted EBITDA [2]	$37,420	$28,509	31%	$70,757	$48,590	46%
Adjusted EBITDA Margin [2]	21%	19%	2 ppts	21%	17%	4 ppts
Adjusted Operating Expenses [2]	$84,453	$75,552	12%	$168,708	$154,150	9%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net income (loss) to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.
nm - Not meaningful
Second Quarter 2026 Financial Results:
Total Processing Volume increased by 32% year-over-year, from $91 billion in the second quarter of 2025 to $120 billion for the quarter ended June 30, 2026.
Net Revenue of $176 million increased by $26 million, or 17%, year-over-year, primarily driven by higher volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
Gross Profit increased by 17% year-over-year to $122 million from $104 million in the second quarter of 2025. The increase in Gross Profit was largely driven by our TPV growth. Gross Margin was 69% in the second quarter of 2026.
Net Income of $8 million in the quarter, compared to a Net Loss of $1 million in the same period in the prior year, resulted in a year-over-year improvement of $8 million. Net income margin was 4% in the quarter, an increase of 4 percentage points versus last year.
Adjusted EBITDA was $37 million in the second quarter of 2026, an increase of $9 million year-over-year, or 31%. Adjusted EBITDA margin was 21% in the second quarter of 2026, an increase of 2 percentage points versus last year.

Financial Guidance
The following summarizes Marqeta's guidance for the third quarter of 2026 and full year of 2026:

	Third Quarter 2026	Fiscal Year 2026
Net Revenue Growth	6 - 8%	12 - 13%
Gross Profit Growth	5 - 7%	11 - 12%
Adjusted EBITDA Growth (1)	20 - 25%	Low 30s
(1) Adjusted EBITDA Growth represents the year-over-year percentage change in Adjusted EBITDA. See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 18, 2026, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13761390.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s profitability; statements regarding Marqeta’s customers, their growth, and their plans to onboard Marqeta's offerings; statements regarding Marqeta's new product introductions and product capabilities, and the benefits those products or capabilities may have for consumers; statements regarding Marqeta's ability to enable growth for its customers; and statements made by Marqeta’s Chief Executive Officer. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the risk that Marqeta is unable to maintain profitability; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solutions will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify, close and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition, to businesses and related operations; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $400 billion in annual payments volume in 2025. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.

IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Revenue	$175,995	$150,392	$341,793	$289,465
Costs of Revenue	54,122	46,331	102,328	86,725
Gross Profit	121,873	104,061	239,465	202,740
Operating Expenses:
Compensation and benefits	78,262	81,409	156,280	167,459
Technology	18,393	16,102	36,483	30,913
Depreciation and amortization	9,696	6,653	18,550	11,984
Professional services	5,620	4,219	10,251	9,914
Marketing and advertising	1,232	711	2,392	1,180
Occupancy	540	843	1,719	1,760
Other operating expenses	4,494	3,352	8,060	7,296
Total Operating Expenses	118,237	113,289	233,735	230,506
Income (Loss) from operations	3,636	(9,228)	5,730	(27,766)
Other income, net	4,436	8,787	10,369	19,300
Income (Loss) before income tax expense	8,072	(441)	16,099	(8,466)
Income tax expense	505	206	698	441
Net Income (Loss)	$7,567	$(647)	$15,401	$(8,907)

Net income (loss) per share attributable to Class A and Class B common stockholders (1)
Basic	$0.07	$(0.01)	$0.14	$(0.07)
Diluted	$0.07	$(0.01)	$0.14	$(0.07)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders (1)
Basic	105,465	115,379	106,304	120,315
Diluted	106,797	115,379	107,591	120,315

(1) Reflects the one-for-four reverse stock split that became effective on June 30, 2026. All historical share and per-share amounts have been retroactively adjusted to reflect the reverse stock split. As a result, weighted-average shares outstanding decreased by a factor of four, and net income (loss) per share increased by a factor of four for all periods presented.

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$691,418	$709,443
Restricted cash	260,553	307,593
Short-term investments	9,478	62,483
Accounts receivable, net	50,950	41,422
Network incentives receivable	33,005	61,059
Settlements receivable, net	18,311	18,037
Prepaid expenses and other current assets	38,395	35,278
Total current assets	1,102,110	1,235,315
Property and equipment, net	67,056	59,910
Operating lease right-of-use assets, net	6,812	8,275
Intangible assets, net	45,915	51,388
Goodwill	153,760	154,706
Other assets	16,573	15,439
Total assets	$1,392,226	$1,525,033
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,162	$1,847
Revenue share payable	222,257	224,526
Funds payable and amounts due to customers	260,353	306,891
Accrued expenses and other current liabilities	178,526	215,793
Total current liabilities	662,298	749,057
Operating lease liabilities, net of current portion	4,142	5,535
Other liabilities	10,229	8,484
Total liabilities	676,669	763,076
Stockholders' equity: (1)
Common stock	10	11
Additional paid-in capital	1,512,587	1,572,270
Accumulated other comprehensive (loss) income	(608)	1,509
Accumulated deficit	(796,432)	(811,833)
Total stockholders’ equity	715,557	761,957
Total liabilities and stockholders' equity	$1,392,226	$1,525,033
(1) Reflects the one-for-four reverse stock split that became effective on June 30, 2026, which has been applied retrospectively to all periods presented. The reverse stock split did not change the par value per share of the Company’s common stock. As a result, the aggregate par value of outstanding common stock was reduced proportionately, with a corresponding increase to additional paid-in capital. Total stockholders’ equity remained unchanged.

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$15,401	$(8,907)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Share-based compensation expense	42,373	52,985
Depreciation and amortization	18,550	11,984
Non-cash operating leases expense	1,463	1,021
Accretion of discount on short-term investments	(46)	(612)
Other	758	898
Changes in operating assets and liabilities:
Accounts receivable	(10,296)	(7,642)
Network incentives receivable	28,054	(18,309)
Settlements receivable	(274)	1,230
Prepaid expenses and other assets	(3,051)	4,278
Accounts payable	(685)	2,913
Revenue share payable	(2,269)	6,241
Accrued expenses and other liabilities	(28,317)	(21,323)
Operating lease liabilities	(1,852)	(2,223)
Net cash provided by operating activities	59,809	22,534
Cash flows from investing activities:
Maturities of short-term investments	52,893	90,918
Capitalization of internal-use software	(16,151)	(13,598)
Purchases of property and equipment	(1,490)	(1,601)
Net cash provided by investing activities	35,252	75,719
Cash flows from financing activities:
Repurchase of common stock	(93,880)	(275,233)
Change in funds payable and amounts due to customers	(46,538)	—
Taxes paid related to net share settlement of restricted stock units	(16,683)	(15,887)
Payment of acquisition-related contingent consideration	(2,732)	—
Proceeds from shares issued in connection with employee stock purchase plan	855	994
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	52	1,580
Net cash used in financing activities	(158,926)	(288,546)
Net decrease in cash, cash equivalents, and restricted cash	(63,865)	(190,293)
Cash, cash equivalents, and restricted cash- Beginning of period	1,017,931	931,516
Cash, cash equivalents, and restricted cash - End of period	$954,066	$741,223

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	Second Quarter 2026	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	Year over Year Change Q2'26 vs Q2'25
Operating performance:
Net Revenue	$175,995	$165,798	$172,113	$163,306	$150,392	17%
Costs of Revenue	54,122	48,206	52,138	48,749	46,331	17%
Gross Profit	121,873	117,592	119,975	114,557	104,061	17%
Gross Margin	69%	71%	70%	70%	69%	— ppts
Operating Expenses:
Compensation and benefits	78,262	78,018	88,089	84,871	81,409	(4%)
Technology	18,393	18,090	17,150	16,942	16,102	14%
Depreciation and amortization	9,696	8,854	8,160	7,019	6,653	46%
Professional services	5,620	4,631	6,447	5,518	4,219	33%
Marketing and advertising	1,232	1,160	2,998	895	711	73%
Occupancy	540	1,179	948	1,058	843	(36%)
Other operating expenses	4,494	3,566	4,477	8,624	3,352	34%
Total Operating Expenses	118,237	115,498	128,269	124,927	113,289	4%
Income (loss) from Operations	3,636	2,094	(8,294)	(10,370)	(9,228)	nm
Other income, net	4,436	5,933	6,557	7,244	8,787	(50%)
Income (Loss) before income tax expense	8,072	8,027	(1,737)	(3,126)	(441)	nm
Income tax expense (benefit)	505	193	(343)	498	206	nm
Net Income (Loss)	$7,567	$7,834	$(1,394)	$(3,624)	$(647)	nm
Income (Loss) per share - basic (2)	$0.07	$0.07	$(0.01)	$(0.03)	$(0.01)	nm
Income (Loss) per share - diluted(2)	$0.07	$0.07	$(0.01)	$(0.03)	$(0.01)	nm
TPV (in millions)	$120,423	$112,360	$108,694	$97,962	$91,386	32%
Adjusted EBITDA	$37,420	$33,338	$30,677	$30,310	$28,509	31%
Adjusted EBITDA margin	21%	20%	18%	19%	19%	2 ppts
Financial condition:
Cash and cash equivalents	$691,418	$674,790	$709,443	$747,248	$732,722	(6%)
Restricted cash (1)	$262,648	$281,292	$308,488	$235,413	$8,500	nm
Short-term investments	$9,478	$37,267	$62,483	$83,212	$88,865	(89%)
Total assets	$1,392,226	$1,476,713	$1,525,033	$1,488,430	$1,214,590	15%
Total liabilities	$676,669	$734,431	$763,076	$649,201	$371,157	82%
Stockholders' equity	$715,557	$742,282	$761,957	$839,229	$843,433	(15%)
(1) Restricted cash as of June 30, 2026, March 31, 2026, and December 31, 2025, consists primarily of customer funds held by TransactPay in segregated accounts in connection with its program management activities for card and e-money wallet programs amounting to $260.4 million, $280.3 million and $306.9 million, respectively.
(2) Reflects the one-for-four reverse stock split that was effective June 30, 2026, which has been applied retrospectively to all periods presented.
ppts = percentage points
nm - not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which primarily consists of interest income from our short-term investments and cash deposits, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. Adjusted EBITDA growth represents the year-over-year percentage change in Adjusted EBITDA. These measures are used by management and our board of directors to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; and acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net Revenue	$175,995	$150,392	$341,793	$289,465
GAAP Gross Profit	$121,873	$104,061	$239,465	$202,740
GAAP Net Income (Loss)	$7,567	$(647)	$15,401	$(8,907)
GAAP Net Income (Loss) Margin - % of Net Revenue	4%	—%	5%	(3%)
GAAP Net Income (Loss) Margin - % of Gross Profit	6%	(1)%	6%	(4%)
GAAP Total Operating Expenses	$118,237	$113,289	$233,735	$230,506

Net Income (Loss)	$7,567	$(647)	$15,401	$(8,907)
Share-based compensation expense	22,356	27,070	42,373	52,985
Depreciation and amortization expense	9,696	6,653	18,550	11,984
Restructuring and other one-time costs(1)	708	1,974	1,549	4,332
Payroll tax expense related to share-based compensation	644	791	1,464	1,567
Acquisition-related expenses(2)	380	1,249	1,091	5,488
Other income, net	(4,436)	(8,787)	(10,369)	(19,300)
Income tax expense	505	206	698	441
Adjusted EBITDA	$37,420	$28,509	$70,757	$48,590
Adjusted EBITDA Margin - % of Net Revenue	21%	19%	21%	17%
Adjusted EBITDA Margin - % of Gross Profit	31%	27%	30%	24%

GAAP Total Operating Expenses	$118,237	$113,289	$233,735	$230,506
Share-based compensation expense	(22,356)	(27,070)	(42,373)	(52,985)
Depreciation and amortization expense	(9,696)	(6,653)	(18,550)	(11,984)
Restructuring and other one-time costs(1)	(708)	(1,974)	(1,549)	(4,332)
Payroll tax expense related to share-based compensation	(644)	(791)	(1,464)	(1,567)
Acquisition-related expenses(2)	(380)	(1,249)	(1,091)	(5,488)
Adjusted Operating Expenses	$84,453	$75,552	$168,708	$154,150
(1) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
(2) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
A reconciliation of Adjusted EBITDA Growth to the comparable GAAP measure for the third quarter and full year of 2026 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.